Exhibit 99.1

NEOTHETICS ANNOUNCES TOP-LINE RESULTS FOR PHASE 2 PROOF-OF-CONCEPT STUDY OF LIPO-202 FOR THE REDUCTION OF SUBMENTAL SUBCUTANEOUS FAT

LIPO-202 did not show efficacy in the reduction of submental fat

SAN DIEGO, June 26, 2017 — Neothetics, Inc. (NASDAQ: NEOT), a clinical-stage specialty pharmaceutical company developing therapeutics for the aesthetic market, today announced top-line safety and efficacy results from its Phase 2 proof-of-concept trial, LIPO-202-CL-31, for the reduction of submental subcutaneous fat. LIPO-202 did not demonstrate improvement on any efficacy measurements or separation from placebo. LIPO-202 continued to show a benign safety profile.

“We are determining the path forward for the company,” said Kim Kamdar, Ph.D., a member of Neothetics’ Operating Committee and Board of Directors. “Our primary objective is to maximize value for our shareholders, and we will be expeditious and diligent in deciding next steps. We will share our future plans shortly.”

“We are disappointed in these results, which are unambiguous,” said Dr. Dan Piacquadio, head of Neothetics’ Development Committee. “We want to thank our investigators and their patients who participated in this study.”

Trial Design

LIPO-202-CL-31 was a multi-center, randomized, double-blind, placebo-controlled Phase 2 proof of concept trial to evaluate the safety and efficacy of two doses of LIPO-202 versus placebo for the reduction of submental bulging due to subcutaneous fat. The trial enrolled 162 subjects at 12 sites across the United States. Subjects were randomized 1:1:1 and received up to either 0.3 mcg, or 3.0 mcg dose of LIPO-202, or placebo. Subjects received up to 30 subcutaneous injections of LIPO-202 or placebo once a week for eight weeks and follow up visits to assess safety and efficacy occurred one week and four weeks post the last treatment.

The study endpoints included both safety and efficacy measurements. Efficacy measures assessed improvement in the subject’s submental region as evaluated by both the patient and clinician, covering overall subject satisfaction and evaluation of submental fat thickness by calipers.

Neothetics had $9.7M in cash as of the end of the first fiscal quarter in 2017.

About Neothetics, Inc.

Neothetics is a San Diego based clinical-stage specialty pharmaceutical company developing therapeutics for the aesthetic market. Our initial focus is on localized fat reduction and body contouring. For more information on Neothetics, please visit www.neothetics.com. Neothetics, LIPO-202, LIPO-102 and the Neothetics logo are trademarks or registered trademarks of Neothetics, Inc. Other names and brands may be claimed as the property of others.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the analysis and results from the Phase 2 proof of concept study with a modified formulation of LIPO-202. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Neothetics’ current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with the future viability of LIPO-202 and the company, potential strategic alternatives available to the company and clinical trials results, Neothetics’ use of cash and ability to continue as a going concern, Neothetics’ ability to maintain its national securities exchange listing and to obtain and maintain intellectual property protection for LIPO-202 and its product candidates, and other market conditions. All forward-looking statements contained in this press release speak only as of the date on which they were made. Neothetics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents the company files with the SEC available at www.sec.gov, including without limitation, Neothetics’ Form 10-K for the year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q.

COMPANY CONTACTS:

Susan A. Knudson

Chief Financial Officer

858-500-7780

sknudson@neothetics.com

Fara Berkowitz, R.Ph, Pharm.D

Senior Director, Investor Relations and Corporate Development

646-494-1589

fberkowitz@neothetics.com